EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-63709 of The Hallwood Group Incorporated on Form S-8 of our report dated April 11, 2006, appearing in this Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Dallas, Texas
April 11, 2006